                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            J. Ray McDermott, S.A.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

J. RAY MCDERMOTT, S.A.
-------------------------------------------------------------------------------
R. E. Tetrault                                       1450 Poydras Street
Chairman of the Board and                            P.O. Box 61829
Chief Executive Officer                              New Orleans, Louisiana,
                                                     70161-1829
                                                     (504) 587-5300


                                 July 28, 1997

Dear Stockholder:

  You are cordially invited to the Company's Annual Meeting of Stockholders to be held on Friday, August 29, 1997, in Cabildo A and B of the Hyatt Regency New Orleans, Poydras at Loyola, New Orleans, Louisiana, commencing at 9:30 a.m. local time. The notice of meeting and proxy statement following this letter describe the matters to be acted upon at the meeting. Whether or not you personally plan to attend, please take a few minutes now to mark, sign and date the enclosed proxy card or voting instruction form and return it in the enclosed postage-paid envelope so that your shares are represented and voted at the meeting.

  Thank you for your interest in our Company.

                                         Very truly yours,

                                         /s/ Roger E. Tetrault
                                         R. E. TETRAULT

                            J. RAY MCDERMOTT, S.A.
                              1450 POYDRAS STREET
                                P. O. BOX 61829
                       NEW ORLEANS, LOUISIANA 70161-1829

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 29, 1997

To the Stockholders of
J. RAY McDERMOTT, S.A.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of J. Ray McDermott, S.A., a Panama corporation (the "Company"), for the fiscal year ended March 31, 1997 will be held in Cabildo A and B of the Hyatt Regency New Orleans, Poydras at Loyola, New Orleans, Louisiana, on Friday, August 29, 1997, at 9:30 a.m. local time, for the following purposes:

  (1) To elect two Directors;

  (2) To approve Amendments to the Company's Restated 1994 Executive Long-Term Incentive Compensation Plan;

  (3) To retain Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998; and

  (4) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on July 21, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment or adjournments thereof.

  PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. This will ensure that your vote is counted, whether or not you attend the meeting. If you attend the meeting, you may revoke your proxy and vote in person at that time.

                                          By Order of the Board of Directors,

                                          /s/ S.W. Murphy
                                          S. WAYNE MURPHY
                                          Secretary

Dated: July 28, 1997

                            J. RAY MCDERMOTT, S.A.
                              1450 POYDRAS STREET
                                P. O. BOX 61829
                       NEW ORLEANS, LOUISIANA 70161-1829

                               ----------------

                          PROXY STATEMENT FOR ANNUAL
              MEETING OF STOCKHOLDERS TO BE HELD AUGUST 29, 1997

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is being furnished and the accompanying proxy card or voting instruction form ("Proxy") is being solicited by the Board of Directors of J. Ray McDermott, S.A. (the "Company"). The Company will bear all expenses incurred in connection with such solicitation, which is expected to be primarily by mail. Morrow & Co., Inc. has been engaged to assist in the delivery of proxy materials for a fee of $1,500 plus out-of-pocket expenses. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to their clients who are beneficial owners of shares. Any Proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company, by submission of another Proxy having a later date or by voting in person at the meeting. This Proxy Statement is first being mailed to stockholders on or about July 28, 1997.

  The Company was organized under the laws of the Republic of Panama in 1994 to succeed to substantially all of the operations of the Marine Construction Services Business of McDermott International, Inc. ("McDermott International"), which business was contributed to the Company on January 31, 1995. Also on that date, the Company acquired Offshore Pipelines, Inc. ("OPI") in a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger dated as of June 2, 1994, as amended (the "Merger Agreement").

VOTING AT MEETING

  Only holders of record of the Company's Common Stock, $.01 par value per share ("Common Stock"), and the Company's Series A $2.25 Cumulative Convertible Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), at the close of business on July 21, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock and each outstanding share of Series A Preferred Stock is entitled to one vote per share, with all holders thereof voting as a single class on the matters to be acted upon at the Annual Meeting. There were outstanding on the Record Date 40,927,348 shares of Common Stock and 3,200,000 shares of Series A Preferred Stock. On the Record Date, 24,668,297 shares of Common Stock and all of the outstanding 3,200,000 shares of Series A Preferred Stock (or approximately 63% of the total votes entitled to be cast at the meeting) were held by McDermott International with its address at 1450 Poydras Street, New Orleans, Louisiana 70112-6050.

  A majority of the voting power of the outstanding shares of Company stock present in person or by proxy will constitute a quorum at the meeting. Each matter submitted to the stockholders, including the election of directors, requires the affirmative vote of a majority of the voting power of the shares of Company stock represented at the meeting. Abstentions are counted for purposes of determining whether a quorum is present, but because they are not affirmative votes for an item, they will have the same effect as a "withheld" or an "against" vote. With respect to broker non-votes, the shares are counted for the purpose of determining whether a quorum is present but are not considered present at the meeting for the particular item for which the broker lacks authority to vote.

  All shares represented by valid Proxies will be voted in accordance with the choice made by the stockholder with respect to each specific item listed thereon. If a choice is not made, the Proxy will be voted for (i) the election of Directors as described under "ELECTION OF DIRECTORS", (ii) the approval of Amendments to the Company's Restated 1994 Executive Long-Term Incentive Compensation Plan, and (iii) the retention of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998. McDermott International has informed the Company that it will vote its shares of Common Stock and Series A Preferred Stock representing approximately 63% of the total votes entitled to be cast at the meeting in favor of each of these items.

ANNUAL REPORT

  Securities and Exchange Commission ("SEC") rules require that an annual report precede or accompany proxy materials. More than one annual report need not be sent to the same address if the recipient agrees. If more than one annual report is being sent to your address, the mailing of duplicate copies will be discontinued if you so request. You may so indicate by marking the appropriate box on the Proxy for any account for which you do not wish to receive an annual report.

                             ELECTION OF DIRECTORS
                                   (ITEM 1)

  The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the terms of office for each class expiring on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class.

  Since last year's Annual Meeting, Robert L. Howard, William J. Johnson, Roger E. Tetrault, Robert H. Rawle and Richard E. Woolbert have been elected Directors by the Company's Board to fill vacancies resulting from retirements or resignations. The term of office of the Company's Class III Directors, Mr. Howard, Cedric E. Ritchie and Thomas P. Tatham, will expire at this year's Annual Meeting. Upon the nomination of the Board of Directors at its June 9, 1997 meeting, Messrs. Howard and Ritchie are standing for reelection as Class III Directors at this year's Annual Meeting. Mr. Tatham will not stand for reelection as a Director at such meeting. If elected, each of Messrs. Howard and Ritchie will hold office until the Company's Annual Meeting in 2000 and until his successor is elected and qualified.

  The persons named as proxies in the enclosed Proxy have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth under "Class I Directors" and "Class II Directors" are the names of the other Directors of the Company currently in office. Class I Directors will continue to serve until the Company's Annual Meeting of Stockholders in 1998 and Class II Directors will continue to serve until the Company's Annual Meeting of Stockholders in 1999.

  Set forth below is certain information (ages as of August 29, 1997) with respect to each nominee for election as a director and each Director of the Company.

                                                                       DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                      AGE  SINCE
-----------------------------                                      --- --------
                       CLASS III NOMINEES
Robert L. Howard.................................................   61   1997
Until his retirement in March 1995, he was Vice President
 Domestic Operations, Exploration and Production, of Shell Oil
 Company ("Shell Oil") and President of Shell Western Exploration
 and Production Inc., a Shell Oil subsidiary, from 1992, and
 President of Shell Offshore Inc., another Shell Oil subsidiary, from 1985. He is also a director of Camco International, Inc.,
 Southwest Energy Company and United Meridian Corporation.
Cedric E. Ritchie................................................   70   1995
A director of The Bank of Nova Scotia ("BNS") since September
 1972. Chairman of the Executive Committee of the Board of BNS
 from January 1995 until January 1996, prior to which, he was
 Chairman of the Board and Chairman of the Executive Committee of
 the Board of BNS from January 1993 and Chairman of the Board and
 Chief Executive Officer of BNS from December 1979. He is also a director of Ingersoll-Rand Company, MacMillan Bloedel Limited,
 Minorco, NOVA Corporation of Alberta and Canadian National
 Railways.
                        CLASS I DIRECTORS
William J. Johnson...............................................   63   1997
President and a director of JonLoc Inc., an oil and gas company of which he and his family are the sole shareholders, and an independent consultant to the oil and gas industry. From 1991 to
 1994, Mr. Johnson was President and Chief Operating Officer of
 Apache Corporation. Prior thereto, Mr. Johnson held various positions in the oil and gas industry, including President and
 Chief Executive Officer of Tex/Con Oil and Gas Company,
 President USA of BP Exploration Company and President of
 Standard Oil Production Company. Mr. Johnson is also a director of Camco International, Inc., Patina Oil & Gas Corporation,
 Snyder Oil Corporation and Tesoro Petroleum Corporation.
Robert H. Rawle..................................................   49   1997
President and Chief Operating Officer of the Company since
 January 1997. Before assuming his present position, Mr. Rawle was Vice President and Group Executive of the Company's North,
 Central and South American Operations from January 1996, prior to which, he was Vice President, Domestic Operations, of the
 Company from February 1995 to January 1996. Prior thereto, he was Vice President of the Domestic Operations of McDermott
 International's Marine Construction Services Division from 1993 and Division Manager of its Southeast Asia Operations from 1992.
Roger E. Tetrault................................................   55   1997
Chairman of the Board since June 1, 1997 and Chief Executive
 Officer since March 1, 1997 of the Company and McDermott
 International. Before assuming his present positions, Mr.
 Tetrault was a Senior Vice President of General Dynamics
 Corporation (a supplier of weapons systems and services to the
 U.S. government and its allies) and President of its Land
 Systems Division from April 1993; Vice President of General
 Dynamics Corporation and President of its Electric Boat Division
 from August 1992 until April 1993; Vice President and General
 Manager of General Dynamics Corporation's Electric Boat Division
 from August 1991 until August 1992; and prior to that, he served as a Vice President and Group Executive of McDermott
 International's subsidiary The Babcock & Wilcox Company since
 1990.
                       CLASS II DIRECTORS
Rick L. Burdick..................................................   46   1995
Sole shareholder of a professional corporation that has served as a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld,
 L.L.P., a limited liability partnership including professional corporations, since 1988. He is also a director of Republic
 Industries, Inc.

                                                                      DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                     AGE  SINCE
-----------------------------                                     --- --------
Richard E. Woolbert..............................................  63   1996
Executive Vice President and Chief Administrative Officer of the
 Company and McDermott International since February 1995 and
 Compliance Director of McDermott International since June 1997.
 Before assuming his current positions, Mr. Woolbert was Senior
 Vice President and Chief Administrative Officer of McDermott
 International from August 1991.

BOARD OF DIRECTORS AND ITS COMMITTEES

  General Information. The Board of Directors of the Company has an Audit Committee, a Directors Nominating & Governance Committee and a Compensation Committee. In addition to several other standing committees, the Board also established an Independent Committee in accordance with the terms of a Letter Agreement entered into between the Company and McDermott International in connection with the Merger (the "Letter Agreement").

  Audit Committee. The Audit Committee is currently composed of Messrs. Ritchie (Chairman), Burdick, Howard and Johnson. During the Company's fiscal year ended March 31, 1997 ("fiscal year 1997"), the Audit Committee met twice. The functions of the Audit Committee include (i) reviewing the accounting principles and practices employed by the Company and, to the extent the Audit Committee deems appropriate, by the Company's subsidiaries; (ii) meeting with the Company's independent auditors to review their report on their examination of the Company's accounts, their comments on the internal controls of the Company and the actions taken by management with regard to such comments;
(iii) approving professional services, including non-audit services, rendered by such independent auditors; and (iv) recommending annually to the Board of Directors the appointment of the Company's independent auditors.

  Directors Nominating & Governance Committee. The Directors Nominating & Governance Committee is currently composed of Messrs. Burdick (Chairman), Howard, Johnson and Ritchie. During fiscal year 1997, the Directors Nominating & Governance Committee met twice. The function of such committee is to recommend to the Company's Board of Directors (i) for approval and adoption, the qualifications, term limits and nomination and election procedures relating to the Company's directors, and (ii) nominees for election to the Company's Board of Directors. The committee will also consider nominees recommended by stockholders for election as directors. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company.

  Compensation Committee. The Compensation Committee is currently composed of Messrs. Ritchie (Chairman), Burdick and Howard. During fiscal year 1997, the Compensation Committee met three times. The Compensation Committee (i) determines the salaries of all of the Company's officers elected to their positions by the Board, and also reviews and makes recommendations regarding the salaries of officers of the Company's subsidiaries; (ii) administers and makes awards under the Company's stock, incentive compensation and supplemental compensation plans and programs, including the Company's Restated 1994 Executive Long-Term Incentive Compensation Plan, amendments to which are proposed for stockholder approval at this year's Annual Meeting; and (iii) monitors and makes recommendations with respect to the Company's and its subsidiaries' various employee benefit plans, such as retirement and pension plans, thrift plans, health and medical plans, and life, accident and disability insurance plans.

  Independent Committee. Under the terms of the Letter Agreement, the Independent Committee must be comprised of each member of the Company's Board of Directors who either (i) would qualify as an independent director within the meaning given to such term under the rules of the New York Stock Exchange or (ii) is not an

"Affiliate" or "Associate" (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of McDermott International, the Company, or with respect to periods ending on or prior to January 31, 1995, OPI, other than solely as a result of being a director of the Company. The Independent Committee is currently composed of Messrs. Burdick, Howard, Johnson, Ritchie and Tatham. During fiscal year 1997, the Independent Committee met twice.

  Under the Letter Agreement, a majority of the members of the Independent Committee must approve certain transactions between the Company, on one hand, and McDermott International and its Affiliates and Associates, other than the Company and its subsidiaries (the "McDermott Group"), on the other. Such Letter Agreement provides that until the earlier of January 31, 1998 or the date on which McDermott International and its Affiliates cease to own at least 30% of the outstanding voting stock of the Company, the Company shall not take any of the following actions, among others, without the approval of the Independent Committee: (a) repurchase or redeem, the Series A Preferred Stock or any of the Common Stock owned by McDermott International or certain of its Affiliates; (b) lease, sell or otherwise provide certain goods or services to, or lease or purchase certain goods or services from, McDermott International or certain of its Affiliates, involving aggregate payments in excess of $5,000,000; or (c) fill any vacancies on the Board of Directors of the Company created by an increase in the size of such Board of Directors with certain persons who are or were executive officers or directors of McDermott International, the Company or OPI. The Letter Agreement also provides that until the earlier of January 31, 1998 or the date on which McDermott International and its Affiliates cease to own at least 30% of the outstanding voting stock of the Company, the Company shall not take any of the following actions, among others, without either (i) the affirmative vote of the holders of at least a majority of the then outstanding voting stock of the Company owned by persons other than members of the McDermott Group or Associates thereof or (ii) the approval of the Independent Committee: (a) any merger or consolidation of the Company or any subsidiary of the Company with any member of the McDermott Group; (b) certain transfers or other dispositions of assets outside of the ordinary course of business to any member of the McDermott Group; (c) certain issuances or transfers by the Company or any subsidiary of the Company of equity securities of the Company or any such subsidiary; (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company pursuant to which any member of the McDermott Group would receive securities of the Company or any subsidiary of the Company; (e) certain reclassifications or recapitalizations of the Company, mergers or consolidations of the Company with any subsidiary, or certain other transactions that have the effect of increasing the proportionate equity interest of the Company or any subsidiary owned by any McDermott Group member; or (f) certain loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company or any of its subsidiaries to any McDermott Group member. See "CERTAIN TRANSACTIONS--McDermott International and Affiliates".

DIRECTORS' ATTENDANCE AND COMPENSATION

  Directors' Attendance and Fees. During fiscal year 1997, there were eight meetings of the Board of Directors of the Company. Each Director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served. No Director who is also an employee of the Company or any of its subsidiaries receives any fees from the Company for his services as a Director or as a member of any committee of the Board. All other Directors receive an annual stipend of $20,000 plus a fee of $1,500 for each Board or committee meeting attended and $1,000 for each telephonic Board or committee meeting in which such Director participates.

  Retirement Plan and Health Care. The Company maintains an unfunded retirement plan for Directors who are not employees of the Company or any of its subsidiaries. Such plan is administered by a committee comprised of the Company's Chief Executive Officer, Chief Administrative Officer and Chief Legal Officer (the "Committee"). Each such Director becomes a participant under The Retirement Plan for Non-Management Directors of J. Ray McDermott, S.A. after five years of service. Under such plan, each non-employee Director, upon mandatory retirement from the Board, or earlier if approved by the Committee, receives an annual benefit equal to the greater of (i) 50% of the "Final Average Compensation" (generally average annual compensation for the last three consecutive years of service) received by the Director from the Company or (ii) the annual stipend (excluding meeting and committee fees and expenses) which the Company paid such Director immediately preceding the last annual meeting held prior to the Director's retirement. Benefits are payable quarterly, commencing upon retirement or disability. A lump sum distribution may be requested subject to the consent of the Committee. The period of time for which a Director is due such quarterly payments equals the period of time of service as a Director. A death benefit is also provided in the event that the Director dies prior to the last quarterly payment due under the plan. The Directors also participate in the Company's health care plan under the same terms and conditions applicable to employees.

  Non-Employee Director Stock Plan. The Company has a Non-Employee Director Stock Plan (the "Directors Plan") to encourage stock ownership by Directors, to more closely align the interests of Directors with the Company's stockholders and to provide the Company with an effective means of attracting and retaining qualified individuals to serve on the Board of Directors. The Directors Plan, which is administered by the Board of Directors, permits the Board to grant to Directors who are not employees of the Company or any of its Affiliates stock options and rights to purchase restricted stock in an aggregate of up to 100,000 shares of Common Stock. Options, which are granted at no less than 100% of the fair market value on the date of grant, are fully vested and exercisable on the date of grant and remain exercisable for not more than ten years thereafter. Rights to purchase restricted Common Stock are granted at $1.00 per share.

  Pursuant to the Directors Plan, each eligible Director is granted options to purchase at fair market value 600 shares of Common Stock on the first day of the first year of such Director's term, and 200 shares on the first day of each subsequent year during such term. Also pursuant to the Directors Plan, each eligible Director is granted the right to purchase 300 shares of restricted stock on the first day of the first year of such Director's term, and 100 shares of restricted stock on the first day of each subsequent year during such term. Shares of restricted stock purchased under grants made during a Director's term are subject to transfer restrictions and forfeiture provisions, which generally lapse at the end of such term. In the event of a change in control of the Company, all such restrictions and forfeiture provisions will lapse and options will remain exercisable throughout their term.

  During fiscal year 1997, options to acquire 2,400 shares of Common Stock and 1,200 shares of restricted stock were awarded under the Directors Plan, of which 300 shares of restricted stock were forfeited.

                              EXECUTIVE OFFICERS

  Set forth below is the age (as of August 29, 1997), positions held with the Company and certain other business experience information for each of the Company's executive officers who are not Directors.

  Daniel R. Gaubert, 48, Vice President, Finance of the Company since August 1995. Prior thereto, he was Acting Controller of the Company from February 1995. Mr. Gaubert also has served as Senior Vice President and Chief Financial Officer of McDermott International since February 1997. Prior thereto, he was Vice President and Chief Financial Officer of McDermott International from September 1996; Vice President, Finance and Controller of McDermott International from February 1995; Vice President and Controller of McDermott International from February 1992; and Corporate Controller of McDermott International from July 1991.

  Clifford E. Bell, 52, Vice President and Group Executive of the Company's Far East Operations since February 1997. Before assuming his present position, he was President of McDermott Engineering Houston, LLC, a subsidiary of the Company, from April 1996 and Vice President and General Manager, Engineering of the Company from November 1996; prior to which, he was Vice President, Engineering of the Company from February 1995. From 1968 until January 1995, Mr. Bell held various managerial and engineering positions with McDermott International's Marine Construction Services Division.

  Alexander H. Cortese, III, 56, Vice President and General Manager, Engineering of the Company since February 1997. Before assuming his present position, he was Vice President and General Manager of the Company's Central and South American Operations from July 1996 to February 1997, prior to which, he was Vice President and General Manager, Southeast Asia Fabrication, of the Company from February 1995. From January 1992 until January 1995, he was Vice President, Southeast Asia Fabrication, of McDermott International's Marine Construction Services Division.

  Gary W. Drinkwater, 53, Senior Vice President and General Manager, Project Services, of the Company since January 1997, and Compliance Director of the Company since April 1997. Before assuming his present positions, he was Vice President and General Manager, Project Services, of the Company from September 1996; Vice President and General Manager, Project Management, of McDermott International, the Company's parent company, from April 1995; Vice President and General Manager, Washington Operations of McDermott International from March 1993; and Vice President and General Manager of the Domestic Operations of McDermott International's Marine Construction Division from March 1991.

  Daniel M. Houser, 43, Vice President and Group Executive of the Company's North American Operations since January 1997, prior to which, he was General Manager, Marine for the Company's North American Operations from February 1995. Before then, he was General Manager of McDermott International's Domestic Marine Division from March 1993 and Project Manager of McDermott International's Domestic Marine Construction Operations from 1990.

  S. Wayne Murphy, 62, Acting General Counsel and Acting Corporate Secretary of the Company since February 1996. He also has been Senior Vice President, General Counsel and Corporate Secretary of McDermott International since February 1997, prior to which, he was Vice President, General Counsel and Corporate Secretary of McDermott International from June 1996; Acting General Counsel and Acting Corporate Secretary of McDermott International from February 1996; Associate General Counsel of McDermott International from August 1993; and an Assistant General Counsel of McDermott International from 1991.

  Kurt S. Nelson, 48, Vice President and Group Executive of the Company's Middle East Operations since February 1997. Before assuming his present position, he was Vice President and Group Executive, Subsea Development, of the Company from September 1996, prior to which, he was Vice President and General Manager, Sub-Ocean of the Company from February 1995. From March 1993 until February 1995, he was Vice President, Marine Operations, of McDermott International's Marine Construction Services Division.

  Fred R. Oehrlein, 52, Vice President and Group Executive of the Company's European Operations since September 1996. Before assuming his present position, Mr. Oehrlein was Vice President and Group Executive, Project Services, of the Company from July 1996; Vice President and Group Executive of the Company's Southeast Asia Operations from February 1995; and Vice President and General Manager, Southeast Asia Operations, of McDermott International's Marine Construction Services Division from 1991.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Common Stock and McDermott International's Common Stock, par value $1.00 per share ("McDermott Common Stock"), beneficially owned by each Director, each Named Executive Officer, as defined in "COMPENSATION OF EXECUTIVE OFFICERS", and all Directors and executive officers of the Company as a group, as of June 9, 1997, except as otherwise noted. No Director or executive officer beneficially owned, as of June 9, 1997, any other equity security of the Company or of its parent or subsidiaries.

                                  MCDERMOTT
                          COMMON   COMMON
NAME                       STOCK    STOCK
----                      ------- ---------
Rick L. Burdick(1)......    1,200        0
Alexander H. Cortese,
 III(2).................    9,310   24,382
James L. Dutt(3)........        0  105,750
Robert L. Howard........        0        0
Robert E. Howson(4).....   71,420  500,950
William J. Johnson......        0        0
Mike H. Lam(5)..........  104,109        0
Kurt S. Nelson(6).......    9,035   17,715
Fred R. Oehrlein(7).....   14,741   26,850
Robert H. Rawle(8)......   12,344   19,662
Cedric E. Ritchie(9)....      600        0
Thomas P.Tatham(10).....      600        0
Roger E. Tetrault(11)...   12,100   20,988
L. E. Walker(12)........   30,583        0
R. E. Woolbert(13)......    8,322  148,878
All Directors and
 executive officers as a
 group (20 persons).....  283,209  987,217

--------
(1) Includes 800 shares of Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 300 restricted shares of Common Stock as to which Mr. Burdick has sole voting power but no dispositive power.
(2) Includes 3,767 shares of Common Stock and 15,420 shares of McDermott Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 5,530 restricted shares of Common Stock and 6,704 restricted shares of McDermott Common Stock as to which Mr. Cortese has sole voting power but no dispositive power. Also includes 13 shares of Common Stock held in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Thrift Plan") as of March 31, 1997.
(3) Includes 103,150 shares of McDermott Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options. Mr. Dutt retired as the Company's Interim Chairman of the Board effective June 1, 1997.
(4) Includes 56,330 shares of Common Stock and 439,450 shares of McDermott Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 50,000 restricted shares of McDermott Common Stock as to which Mr. Howson has sole voting power but no dispositive power. Mr. Howson resigned as the Company's Chairman of the Board and Chief Executive Officer effective September 1, 1996.
(5) Includes 96,900 shares of Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 5,020 restricted shares of Common Stock as to which Mr. Lam has sole voting power but no dispositive power. Also includes 2,189 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1997. Mr. Lam resigned as the Company's President and Chief Operating Officer in January 1997.
(6) Includes 4,429 shares of Common Stock and 14,700 shares of McDermott Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 4,200 restricted shares of

     Common Stock and 2,500 restricted shares of McDermott Common Stock as to which Mr. Nelson has sole voting power but no dispositive power. Also includes 406 shares of Common Stock and 490 shares of McDermott Common Stock held in the McDermott Thrift Plan as of March 31, 1997.
 (7) Includes 7,849 shares of Common Stock and 19,970 shares of McDermott Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 6,510 restricted shares of Common Stock and 5,105 restricted shares of McDermott Common Stock as to which Mr. Oehrlein has sole voting power but no dispositive power. Also includes 382 shares of Common Stock and 645 shares of McDermott Common Stock held in the McDermott Thrift Plan as of March 31, 1997.
 (8) Includes 5,637 shares of Common Stock and 15,230 shares of McDermott Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 5,300 restricted shares of Common Stock and 3,840 restricted shares of McDermott Common Stock as to which Mr. Rawle has sole voting power but no dispositive power. Also includes 407 shares of Common Stock and 567 shares of McDermott Common Stock held in the McDermott Thrift Plan as of March 31, 1997.
 (9) Includes 400 shares of Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 200 restricted shares of Common Stock as to which Mr. Ritchie has sole voting power but no dispositive power.
(10) Includes 400 shares of Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 200 restricted shares of Common Stock as to which Mr. Tatham has sole voting power but no dispositive power. Mr. Tatham's term of office as a Director will expire at this year's Annual Meeting and he will not stand for reelection at that time.
(11) Includes 8,100 restricted shares of Common Stock and 18,900 restricted shares of McDermott Common Stock as to which Mr. Tetrault has sole voting power but no dispositive power. Also includes 63 shares of McDermott Common Stock held in the McDermott Thrift Plan as of March 31, 1997.
(12) Includes 19,544 shares of Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 7,350 restricted shares of Common Stock as to which Mr. Walker has sole voting power but no dispositive power. Also includes 3,689 shares of Common
     Stock held in the McDermott Thrift Plan as of March 31, 1997. Mr. Walker resigned as the Company's Senior Vice President, Business Development, in March 1997.
(13) Includes 3,782 shares of Common Stock and 95,185 shares of McDermott Common Stock that may be acquired within 60 days of June 9, 1997 upon the exercise of stock options, and 4,450 restricted shares of Common Stock and 37,350 restricted shares of McDermott Common Stock as to which Mr. Woolbert has sole voting but no dispositive power. Also includes 1,423 shares of McDermott Common Stock held in the McDermott Thrift Plan as of March 31, 1997.

  Total shares beneficially owned in all cases constituted less than one percent of the outstanding shares of the applicable security, except that the 987,217 shares of McDermott Common Stock beneficially owned by all Directors and executive officers as a group constituted approximately 1.7% of the outstanding shares of McDermott Common Stock. Percentage of shares beneficially owned is based upon total shares outstanding on June 9, 1997, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act, less any shares held by subsidiaries.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of any class of voting stock of the Company.

                                                                      AMOUNT AND
                                                                     NATURE OF      PERCENT
                                    NAME AND ADDRESS OF              BENEFICIAL       OF
 TITLE OF CLASS                     BENEFICIAL OWNER                 OWNERSHIP       CLASS
 --------------                     -------------------              ----------     -------
 Common Stock.....................  McDermott International, Inc.    24,668,297(1)  60.0%(2)
                                    1450 Poydras Street
                                    New Orleans, LA 70112-6050
 Common Stock.....................  FMR Corp.                         2,035,300(3)   5.0%(2)
                                    82 Devonshire Street
                                    Boston, Massachusetts 02109
 Series A Preferred Stock (4).....  McDermott International, Inc.     3,200,000(5) 100.00%
                                    1450 Poydras Street
                                    New Orleans, LA 70112-6050

--------
(1) As reported on a Schedule 13D dated February 9, 1995 filed by McDermott International.

(2) Percent of class based upon the outstanding shares of Common Stock on June 9, 1997, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(3) As reported on a Schedule 13G (Amendment No. 2) dated February 7, 1997. Such filing indicates that these shares are beneficially owned through two wholly-owned subsidiaries of FMR Corp. and that while FMR Corp. has sole dispositive power over the total number of shares, it has sole voting power over 241,900 shares and no voting power over 1,793,400 shares. Such filing also indicates that Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., together with other family members, may be deemed to beneficially own the same shares.

(4) Entitles holders thereof to one vote per share, voting as a single class with holders of Common Stock.

(5) As footnoted on a Schedule 13D dated February 9, 1995 filed by McDermott International with respect to its ownership of Common Stock.

                       REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS

  As of the date of this report, the Compensation Committee is comprised of two independent nonemployee directors. The Compensation Committee's primary responsibility is to ensure that the Company's executive compensation programs support the interests of the Company and its stockholders. The Compensation Committee approves the design of, assesses the effectiveness of, and administers such executive compensation programs in support of the Company's compensation policies. The Compensation Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters.

COMPENSATION PHILOSOPHY

  The Company's compensation program has four goals:

 .Attract and retain a top management team;

 .Motivate superior performance;

 .Reward contributions toward the attainment of Company strategies; and

 .Maximize stockholder value over the long term.

  The key elements of the executive compensation program are base salary, short-term incentives, long-term incentives (stock options and restricted stock), and benefits. Pay levels and opportunities under the executive compensation programs are targeted at the median of competitive levels. This includes targeting the median of compensation in each of base salary, annual bonus, and long-term incentives. Competitive levels are defined by companies within the Company's industry, as well as by more general industrial companies. The Compensation Committee and the Company have access to outside consultants and multiple data surveys to help them determine where the competitive median lies for various executive positions and different types of compensation.

BASE SALARY

  Salaries and salary ranges were established based upon the past practices of McDermott International's Marine Construction Services Division. They reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions, position within the Company's executive structure, and market pay practices. Changes to salaries are determined based upon individual performance and expectations regarding future contributions to the Company.

  Under an arrangement with McDermott International, the Company's parent company, its Chief Executive Officer also acts as the Company's Chief Executive Officer. During fiscal year 1997, three different individuals acted as the Company's Chief Executive Officer. None of these individuals received a base salary from the Company. In connection with Robert H. Rawle's appointment as the Company's President and Chief Operating Officer in January 1997, his annual base salary was increased approximately 48% to $275,040. Base salary of other executives were increased in recognition of the factors described above.

SHORT-TERM INCENTIVES

  Annual bonuses promote the Company's compensation philosophy by providing executives with short-term financial incentives to achieve corporate and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

  In 1994, the Company adopted a Short-Term Incentive Compensation Plan to support its short-term financial focus. In 1996, the Company restated its 1994 Short-Term Incentive Compensation Plan, and such plan, as restated, was submitted to, and received the approval of, the Company's stockholders. Payments under the plan are intended to comply with the requirements set forth under Section 162(m) of the Internal Revenue Code of 1986 with respect to the deductibility of executive compensation.

  For fiscal year 1997, the plan was tied to net income return on capital. The plan is formula driven and self-funded, based on a minimum level of financial performance to be achieved each year (8.5% net income return on capital for fiscal year 1997). Executives' opportunities under the plan are expressed as a targeted percent of base salary. These targets, like base salary, are set at approximately the median market levels, as indicated by a group of similar companies. The Compensation Committee believes the goals associated with target bonus payments are achievable yet require considerable effort and innovation on the part of each executive. Executives only receive payments under the plan if the minimum level of financial performance is reached. Financial performance at the minimum level results in bonuses of one-half the targeted amounts. If the minimum level of financial performance is exceeded, bonus payments are increased. Bonus awards are considered when the Compensation Committee reviews the Company's financial performance after the close of the fiscal year.

  No bonus payments were paid to any of the Company's executives for fiscal year 1997 because the Company did not achieve its threshold target of 8.5% net income return on capital.

LONG-TERM INCENTIVES

  In 1994, the Company adopted an Executive Long-Term Incentive Compensation Plan, which was restated in 1996 and submitted to, and received the approval of, the Company's stockholders. Compensation under the plan is intended to comply with the deductibility requirements set forth under Section 162(m) of the Internal Revenue Code.

  The Company's Restated 1994 Executive Long-Term Incentive Compensation Plan provides executives with long-term equity-based opportunities, including nonqualified stock options and restricted stock. Use of such long-term incentives focuses management on the long-term interests of stockholders.

  Stock Options. Under the plan, stock options are granted at prices equal to fair market value on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant. This, in turn, creates value for stockholders (a primary focus at the Company). In addition, stock options encourage accumulation of stock ownership among executives.

  Mr. Howson did not receive a grant of stock options from the Company during fiscal year 1997. In connection with his election as the Company's interim Chairman and Chief Executive Officer effective September 1, 1996, Mr. Dutt was granted options to acquire 25,000 shares of Common Stock at an exercise price of $25.00 per share. Such grant approximated the number of options that the Company's Chairman and Chief Executive would have received under the plan for fiscal year 1997.

  In connection with his election as the Company's Vice Chairman of the Board and Chief Executive Officer on March 1, 1997, Mr. Tetrault was granted options to acquire 108,100 shares of Common Stock at an exercise price of $23.375 per share. The number of options granted to Mr. Tetrault reflected the Compensation Committee's desire to heavily weight the "at risk" component of Mr. Tetrault's total compensation as an executive of both the Company and its parent company McDermott International.

  Restricted Stock. Under the plan, restricted stock is also awarded to executives to reinforce the importance of stock ownership and to focus executives on creating stockholder value. Restricted stock awards for fiscal year 1997 were based upon Company performance at or above a threshold target. At the start of fiscal year 1997, the Compensation Committee established the threshold target at 8.5% net income return on capital (the same threshold target required under the Company's cash bonus plan), rather than the cash flow return on capital measure used in prior years. After the close of the fiscal year, the Compensation Committee reviews the Company's financial performance to determine if restricted stock awards under plan have been earned.

  For fiscal year 1997, no officers of the Company, including Messrs. Howson or Dutt, received restricted stock awards under the plan because the Company did not achieve its threshold target net income return on capital. However, in connection with his election as the Company's Vice Chairman and Chief Executive Officer, Mr. Tetrault received a grant of 8,100 restricted shares of Common Stock for which he was required to pay $1.00 per share.

  Amendments. Amendments to the plan are being submitted to the Company's stockholders for their approval at this year's Annual Meeting. Stockholder approval of such amendments is being sought in order to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 with respect to the deductibility of executive compensation. See "Policy with respect to Section 162(m)" and "APPROVAL OF AMENDMENTS TO THE COMPANY'S RESTATED 1994 EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN".

BENEFITS

  Benefits offered to key executives serve a different purpose than do the other elements of compensation. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. Benefits offered to key executives are generally those offered to the general employee population with some variation to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

POLICY WITH RESPECT TO SECTION 162(M)

  Section 162(m) of the Internal Revenue Code, limits the tax deduction the Company can take with respect to the compensation of certain executive officers unless the compensation is "performance-based", and the material terms of performance goals are disclosed to and approved by the Company's stockholders. The Company's executive compensation plans received stockholder approval in 1996 and were drafted with the intention that incentive opportunities (short-term, stock options, and restricted stock) qualify as performance-based compensation under Section 162(m).

  While the Compensation Committee intends to continue to rely on performance-based compensation programs, it is cognizant of the need for flexibility in making executive compensation decisions, based upon the relevant facts and circumstances, so that the best interests of the Company are achieved. To the extent consistent with this goal, the committee anticipates that such programs will continue to satisfy the requirements of Section 162(m) with respect to the deductibility of executive compensation paid. To maintain Section 162 (m) deductibility with respect to compensation paid to Company executives under the Company's Restated 1994 Executive Long-Term Incentive Compensation Plan, certain amendments thereto approved by the Compensation Committee in June 1997 are being submitted to Company stockholders for their approval at this year's Annual Meeting. See "APPROVAL OF AMENDMENTS TO THE COMPANY'S 1994 RESTATED EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN".

CONCLUSION

  The Compensation Committee believes these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

  We will continue to monitor the effectiveness of the Company's total compensation programs to meet the current needs of the Company.

                                          COMPENSATION COMMITTEE
                                          (as of June 9, 1997)
                                          Cedric E. Ritchie, Chairman
                                          Rick L. Burdick

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return on Common Stock with the cumulative total return of the S&P 500 Index and a peer group index from January 31, 1995 until March 31, 1997 (the end of the Company's fiscal year). The Common Stock did not become publicly traded under
Section 12 of the Exchange Act until January 31, 1995; therefore, return information for earlier periods is not presented. The peer group of companies consists of Baker-Hughes Incorporated, BJ Services Co., Camco International, Inc., Coflexip S.A., Dresser Industries, Inc., Global Marine, Inc., Halliburton Company, Schlumberger Limited, Stolt Comex Seaway, S.A., and Tidewater, Inc.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                J. RAY MCDERMOTT, S.A.; S&P 500; AND PEER GROUP



                             [GRAPH APPEARS HERE]

* Assumes $100 invested on January 31, 1995 in J. Ray McDermott, S.A. common stock; S&P 500; and the Peer Group and the reinvestment of dividends as they are paid.

                                                1/31/95 3/31/95 3/31/96 3/31/97
                                                ------- ------- ------- -------
      J. Ray McDermott, S.A.................... $100.00 $123.42 $ 88.57 $110.85
      S&P 500.................................. $100.00 $107.11 $141.38 $169.37
      Peer Group............................... $100.00 $111.61 $163.11 $216.74

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table summarizes the annual and long-term compensation for fiscal years 1997, 1996 and 1995 of (i) the Company's Chief Executive Officer ("CEO"), (ii) two former CEOs, (iii) the Company's four highest paid executive officers other than CEOs, and (iv) two former executive officers, Mike H. Lam and Littleton E. Walker (collectively, the "Named Executive Officers"). For fiscal year 1995, such table only reflects the compensation paid for the two month period commencing from the date of the Merger through March 31, 1995. Messrs. Dutt, Howson and Tetrault, each of whom served as Chief Executive Officer of the Company during fiscal year 1997, received their salary from McDermott International. Under a services agreement between the Company and McDermott International, the Company is required to pay to McDermott International $2,000,000 annually for the services of certain of McDermott International's executives who also serve as officers of the Company, including the services of Messrs. Dutt, Howson and Tetrault as Chairman or Chief Executive Officer of the Company. See "CERTAIN TRANSACTIONS--McDermott International and Affiliates". The table does not provide any compensation information relating to the services that Messrs. Dutt, Howson and Tetrault provided as an executive officer of McDermott International.

                          SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION(1)      LONG-TERM COMPENSATION
                                                  ------------------------- -----------------------------
                                                                                   AWARDS         PAYOUTS
                                                                            --------------------- -------
                                                                                       SECURITIES
                                                                    OTHER              UNDERLYING           ALL
                             PRINCIPAL     FISCAL                   ANNUAL  RESTRICTED   STOCK     LTIP    OTHER
NAME                         POSITION       YEAR   SALARY   BONUS  COMP.(2)  STOCK(3)   OPTIONS   PAYOUTS COMP.(4)
----                     ----------------- ------ -------- ------- -------- ---------- ---------- ------- --------
CURRENT OFFICERS
A.M. Cortese, III....... VP & General       1997  $146,290 $     0 $111,405  $      0     4,210     $ 0   $  5,921
                         Manager            1996  $140,510 $25,113 $113,060  $ 68,880     7,860     $ 0   $  4,500
                                            1995  $ 22,770 $ 6,165 $ 13,336  $ 61,845     5,650     $ 0   $    750
K.S. Nelson............. VP & Group         1997  $154,595 $     0 $261,506  $      0     4,450     $ 0   $  4,566
                         Executive          1996  $141,210 $19,606 $159,934  $ 52,320     9,570     $ 0   $  4,839
                                            1995  $ 22,140 $ 4,682 $ 23,890  $ 46,965     4,250     $ 0   $    788
F.R. Oehrlein........... VP & Group         1997  $177,255 $     0 $300,455  $      0     7,590     $ 0   $  5,360
                         Executive          1996  $151,670 $21,340 $156,093  $ 82,080    12,170     $ 0   $  4,500
                                            1995  $ 23,935 $ 7,258 $ 19,472  $ 71,843     8,730     $ 0   $    750
R.H. Rawle.............. President &        1997  $192,540 $     0 $107,334  $      0    10,090     $ 0   $  4,614
                         Chief Operating    1996  $157,540 $27,412 $     --  $ 73,200     9,660     $ 0   $  4,850
                         Officer            1995  $ 24,165 $ 5,284 $     --  $ 52,313     6,040     $ 0   $    741
R.E. Tetrault........... Chairman & Chief   1997  $      0 $     0 $      0  $181,238   108,100     $ 0   $      0
                         Executive Officer
FORMER OFFICERS
J.L. Dutt............... Interim Chairman   1997  $      0 $     0 $      0  $      0    25,000     $ 0   $      0
                         & Chief
                         Executive Officer
R.E. Howson............. Chairman & Chief   1997  $      0 $     0 $      0  $      0         0     $ 0   $      0
                         Executive Officer  1996  $      0 $     0 $      0  $190,000    32,560     $ 0   $      0
                                            1995  $      0 $     0 $      0  $174,143    23,770     $ 0   $      0
M.H. Lam................ President & Chief  1997  $318,345 $     0 $     --  $      0         0     $ 0   $136,464
                         Operating Officer  1996  $208,818 $41,978 $      0  $118,000    78,640     $ 0   $ 55,717
L. E. Walker............ Senior VP,         1997  $197,120 $     0 $      0  $      0         0     $ 0   $ 22,420
                         Business           1996  $219,064 $33,551 $ 26,886  $ 93,250    13,700     $ 0   $  4,348
                         Development        1995  $ 34,007 $     0 $      0  $ 84,165    10,140     $ 0   $    340

--------
(1) Includes amounts earned in the fiscal year, whether or not deferred.
(2) The aggregate value of perquisites and other personal benefits are not included if they do not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for the applicable fiscal year. With respect to Messrs. Cortese, Nelson and Oehrlein, includes commodities, services, housing, utilities, expenses and tax equalization associated with their international assignments for fiscal years 1995, 1996 and 1997. With respect to Mr. Rawle, includes relocation expenses of $104,465 during fiscal year 1997. With respect to Mr. Walker, includes expenses and tax equalization associated with his international assignment for fiscal year 1996.
(3) Restricted stock awards in Common Stock are valued at its closing market price on the date of grant less any amounts paid by the executive officers for such awards. For the fiscal years indicated, restricted stock awards, if any, were granted in June of the following fiscal year. No restricted stock awards were granted to officers of the Company for fiscal year 1997. As of March 31, 1997, the total number of restricted shares of Common Stock held by the Named Executive Officers and their market values (based upon the closing market price on March 31, 1997 of $24.25) are as follows:
    Mr. Cortese held 5,530 shares valued at $134,103; Mr. Nelson held 4,200 shares valued at $101,850; Mr. Oehrlein held 6,510 shares valued at $157,868; Mr. Rawle held 5,300 shares valued at $128,525; Mr. Tetrault held 8,100 shares valued at $196,425; Mr. Lam held 5,020 shares valued at $121,735; and Mr. Walker held 7,350 shares valued at $178,238. Dividends are not currently paid on the Common Stock. Grants of restricted stock generally vest fifty percent in five years with the remaining fifty percent vesting in three to ten years based on performance. In the event of a change of control of the Company, the Compensation Committee may cause all restrictions to lapse.
(4) Amounts shown for fiscal year 1997 include company matching contributions to the McDermott Thrift Plan in the amount of $4,500 for each of Messrs. Cortese, Nelson, Oehrlein, Rawle, Lam and Walker and the value of insurance premiums paid by the Company for Messrs. Cortese, Nelson, Oehrlein, Rawle and Lam in the amounts of $1,421, $66, $860, $114 and $2,064, respectively. With respect to Mr. Walker, also includes for fiscal year 1997 payments totalling $17,920 paid pursuant to his severance agreement with the Company. With respect to Mr. Lam, also includes for fiscal year 1997 (a) $60,000 paid under his deferred compensation agreement, and (b) payments totalling $69,900 paid pursuant to the terms of his severance agreement with the Company.

OPTION GRANT TABLE

  Options generally vest in equal installments of one-third beginning on the first anniversary of the date of grant through the third anniversary of the date of grant and expire ten years from the date of grant. In general, vesting is contingent on continuing employment with the Company. In the event of a change in control of the Company, the Compensation Committee may accelerate the exercisability of any options outstanding. The following table provides information about option grants to the Named Executive Officers during fiscal year 1997. The Company did not grant any stock appreciation rights to its executive officers during fiscal year 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL RATES OF
                                                                         STOCK APPRECIATION FOR
                                      INDIVIDUAL GRANTS                       OPTION TERM(1)
                         --------------------------------------------- ---------------------------
                         NUMBER OF
                         SECURITIES    % OF TOTAL
                         UNDERLYING     OPTIONS                             5%           10%
                          OPTIONS      GRANTED TO  EXERCISE EXPIRATION ------------ --------------
NAME                      GRANTED     EMPLOYEES(2) PRICE(3)    DATE    DOLLAR GAINS  DOLLAR GAINS
----                     ----------   ------------ -------- ---------- ------------ --------------
A.M. Cortese, III
 Common Stock...........    4,210         1.54     24.9375   02/10/07  $     66,023 $      167,316
J.L. Dutt
 Common Stock...........   25,000(4)      9.14       25.00   09/12/06  $    393,000 $      996,000
R.E. Howson
 Common Stock...........        0            0          --         --  $         -- $           --
M.H. Lam
 Common Stock...........        0            0          --         --  $         -- $           --
K.S. Nelson
 Common Stock...........    4,450         1.63     24.9375   02/10/07  $     69,787 $      176,854
F.R. Oehrlein
 Common Stock...........    7,590         2.77     24.9375   02/10/07  $    119,030 $      301,646
R.H. Rawle
 Common Stock...........   10,090         3.69     24.9375   02/10/07  $    158,236 $      401,002
R.E. Tetrault
 Common Stock...........  108,100         39.5      23.375   03/03/07  $  1,589,070 $    4,027,266
L.E. Walker
 Common Stock...........        0            0          --         --            --             --
All Stockholders(5).....       --           --     24.9375         --  $636,988,523 $1,614,252,599

--------
(1) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, if the exercise price is $24.9375, a 5% annual growth rate over ten years results in a stock price of $40.62 per share and a 10% rate results in a price of $64.68 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. Zero percent appreciation in stock price will result in no gain.
(2) Based on options to acquire 273,660 shares of Common Stock granted to all employees of the Company during fiscal year 1997.
(3) Fair market value on date of grant.
(4) Vested and became exercisable on June 1, 1997 in connection with Mr. Dutt's retirement.
(5) Total dollar gains based on the assumed annual rates of appreciation indicated in the table and calculated on 40,617,792 outstanding shares of Common Stock on March 31, 1997. The Named Executive Officers' gains as a percentage of the total dollar gains shown for all stockholders is .38%.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table provides information concerning the exercise of stock options during fiscal year 1997 by each of the Named Executive Officers and the value at March 31, 1997 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of the Common Stock from the date of grant through March 31, 1997 (when the fair market value of the Common Stock was $24.25 per share). The value actually realized upon exercise of the options by such Named Executive Officers will depend on the value of the Common Stock at the time of exercise.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                                                    TOTAL NUMBER OF            TOTAL VALUE OF
                                                 SECURITIES UNDERLYING    UNEXERCISED, IN-THE-MONEY
                          NUMBER OF            UNEXERCISED OPTIONS HELD    OPTIONS HELD AT FISCAL
                           SHARES                 AT FISCAL YEAR-END              YEAR-END
                          ACQUIRED     VALUE   -------------------------- -------------------------
NAME                     ON EXERCISE REALIZED  EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- --------- -----------  ------------- ----------- -------------
A.M. Cortese, III
 Common Stock...........     1,310      10,562     3,767        12,643         6,121      52,594
J.L. Dutt
 Common Stock...........         0          --         0        25,000(1)          0           0
R.E. Howson
 Common Stock...........         0          --    56,330             0       284,861           0
M.H. Lam
 Common Stock...........         0          --   232,041(2)     57,199     3,990,714     422,151
K.S. Nelson
 Common Stock...........         0          --     4,429        13,841        16,667      62,612
F.R. Oehrlein
 Common Stock...........         0          --     7,849        20,641        24,802      81,420
R.H. Rawle
 Common Stock...........         0          --     5,637        20,153        18,720      64,149
R.E. Tetrault
 Common Stock...........         0          --         0       108,100             0      94,588
L.E. Walker
 Common Stock...........   112,900   2,115,002    29,544(2)     14,796       402,383      91,826

--------
(1) Vested and became exercisable on June 1, 1997 in connection with Mr. Dutt's retirement.
(2) Messrs. Lam and Walker exercised options to acquire 135,141 and 10,000 shares of the Common Stock, respectively, during the period from March 31, 1997 to June 9, 1997.

DEFERRED COMPENSATION AND SEVERANCE AGREEMENTS

  Lam Agreements. In January 1992, OPI entered into a deferred compensation agreement with Mr. Lam. Under his deferred compensation agreement, OPI was required to pay Mr. Lam annual cash payments in varying amounts beginning at the end of his fifth year of service with OPI ($50,000 at the end of his fifth year of service, increasing by $10,000 for each subsequent year through the ninth year of service), and either a cash payment or annuity in the amount of $1,000,000, plus an amount equal to all federal and state income taxes attributable to such payment, at the end of his tenth year of service. The obligations of OPI under the deferred compensation agreement were indirectly assumed by the Company by operation of law upon the consummation of the Merger. For purposes of his deferred compensation agreement, Mr. Lam is considered to have commenced service with the Company in May 1990. In accordance with his deferred compensation agreement, the Company made an annual cash payment of $60,000 to Mr. Lam during fiscal year 1997.

  If a "business combination" (as defined in the deferred compensation agreement) not approved by the Board occurs during the term of such agreement, Mr. Lam will be entitled to receive a fully vested and non-forfeitable benefit under such agreement as if he completed ten years of service with the Company. An irrevocable grantor trust was established contemporaneously with the execution of the deferred compensation agreement, which trust has been nominally funded. Mr. Lam's interest in any assets of the trust are that of an unsecured general creditor of the Company.

  The Company entered into a severance agreement with Mr. Lam in connection with his resignation as the Company's President and Chief Operating Officer in January 1997. The agreement provides Mr. Lam with bi-monthly payments of $17,475 for the six month period from February 1, 1997 until July 31, 1997. The Company also agreed to maintain all stock options and restricted stock granted to Mr. Lam by the Company in accordance with the provisions of the stock plans that they were granted under and to provide benefits to Mr. Lam under the Company's Supplemental Executive Retirement Plan, as applicable. In addition, pursuant to his deferred compensation agreement, Mr. Lam will continue to receive the annual payments provided by such agreement until May 1, 2000, at which time he will receive $1,000,000, plus an amount equal to federal and state income taxes attributable to such payment. Under the severance agreement, Mr. Lam may not disclose, nor use to his advantage, certain information relating to the Company, nor may he compete, either directly or indirectly, with the Company in any manner during the term of the agreement.

  Walker Severance Agreement. In connection with Mr. Walker's resignation as the Company's Senior Vice President, Business Development, the Company entered into a severance agreement with him effective March 1, 1997. The agreement provided Mr. Walker with bi-monthly payments of $8,960 until June 30, 1997. The Company also agreed to maintain all stock options and restricted stock granted to Mr. Walker by the Company in accordance with the provisions of the stock plans that they were granted under and to provide benefits to Mr. Walker under the Company's Supplemental Executive Retirement Plan and qualified retirement plan, as applicable. Under the severance agreement, Mr. Walker may not disclose, nor use to his advantage, certain information relating to the Company, nor may he compete, either directly or indirectly, with the Company in any manner during the term of the agreement.

RETIREMENT PLANS

  Pension Plan. Officers of the Company (other than those who are also officers of McDermott International, McDermott Incorporated or The Babcock & Wilcox Company, including Mr. Tetrault) and all regular full time employees of the Company or certain of its subsidiaries, except certain non-resident alien employees who are not citizens of a European Community country or do not earn income in the United States, Canada or the United Kingdom, were covered under The Retirement Plan for Employees of J. Ray McDermott Holdings, Inc. (the "J. Ray McDermott Retirement Plan"). Mr. Tetrault and other employees of McDermott International, McDermott Incorporated or The Babcock & Wilcox Company who also serve as officers of the Company receive their salaries from these other companies and are covered under these companies' retirement plans, as applicable. Employees do not contribute to the J. Ray McDermott Retirement Plan and company contributions are determined on an actuarial basis. Generally, an employee must be employed by the Company or a subsidiary for one year prior to participating in the plan and must have five years of continuous service to vest in any accrued benefits under the plan. To the extent that benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the Company or a subsidiary under the terms of the unfunded excess benefit plans maintained by them (the "Excess Plans").

  The following table shows the annual benefit payable under the J. Ray McDermott Retirement Plan at age 65 (the normal retirement age) to employees retiring in 1997 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 consecutive months out of the ten years prior to retirement in which such earnings were highest ("Final Average Earnings") less a specified percentage of anticipated social security benefits. As of March 31, 1997, Messrs. Cortese, Nelson, Oehrlein and Rawle had Final Average Earnings and years of credited service as follows:
$133,541 and 27.9 years, $127,020 and 25.2 years, $141,592 and 25.2 years, and
$141,398 and 18.5 years, respectively, under the J. Ray McDermott Retirement Plan. As of the dates of their respective resignations, Mr. Lam had Final Average Earnings of $170,777 and 20.8 years of credited service and Mr. Walker had Final Average Earnings of $211,711 and 1.9 years of credit service. Mr. Walker is also entitled to a benefit under McDermott Incorporated's retirement plan based upon his service with such company prior to being employed with the Company. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                       J. RAY MCDERMOTT RETIREMENT PLAN

 FINAL       ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE    --------------------------------------------------------------------
EARNINGS     10        15        20        25        30        35        40
--------   -------   -------   -------   -------   -------   -------   -------
100,000    $14,057   $21,085   $28,113   $35,142   $42,170   $49,198   $56,227
125,000     18,223    27,335    36,447    45,558    54,670    63,782    72,893
150,000     22,390    33,585    44,780    55,975    67,170    78,365    89,560
200,000     30,723    46,085    61,447    76,808    92,170   107,532   122,893
250,000     39,057    58,585    78,113    97,642   117,170   136,698   156,227

  Supplemental Executive Retirement Plan. The Company is a participating employer in McDermott International's Supplemental Executive Retirement Plan (the "SERP"), and as a result, the SERP covers certain officers of the Company as well as officers of McDermott International and other designated companies. Generally, retirement benefits are based upon a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final 3-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or 3-year average cash compensation prior to SERP scheduled retirement date, whichever is greater. The maximum benefit payable to any officer that is an employee of the Company may not exceed 60-65% (dependent upon date of initial participation in the SERP) of such 3-year average cash compensation. Payments under the SERP will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by the Company, any of its subsidiary companies or any previous employer. A death benefit is also provided under the SERP. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Cortese, Nelson, Oehrlein and Rawle at retirement age as stated in the SERP is 60% of each such person's final 3-year average cash compensation. Pursuant to his severance agreement, Mr. Walker is entitled to an annual SERP benefit equal to approximately $1,561 per month from July 1, 1997 until February 1, 2000. No officer of McDermott International who also served as an officer of the Company during fiscal year 1997, including Messrs. Dutt, Howson or Tetrault, will receive a benefit under the SERP as a result of his service as an officer of the Company. Such officers may, however, receive a benefit under the SERP as a result of their service as an executive officer of McDermott International based upon the salary and bonus paid to them by such company.

  A trust (assets of the trust constitute corporate assets) has been established that is designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of the Company. Although the Company would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of the Company, including but not limited to the failure by the Company to make such payments and the termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity that would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and commenced to receive annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire prior to an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

                         APPROVAL OF AMENDMENTS TO THE
                  COMPANY'S RESTATED 1994 EXECUTIVE LONG-TERM
                          INCENTIVE COMPENSATION PLAN
                                   (ITEM 2)

  As part of the Company's overall effort to increase shareholder value, the Board of Directors adopted amendments (the "Amendments") to the Restated 1994 Executive Long-Term Incentive Plan (the "Plan"). The Amendments have been adopted to more closely align the interests of officers and key employees with those of Company stockholders by encouraging employee stock ownership and by tying officer compensation to the Company's stock performance.

  The Amendments (i) limit the application of the performance measures set forth in Article 8 of the Plan to grants of restricted stock and (ii) provide for (a) the inclusion of the market price of Common Stock on the list of permissible performance criteria to be used by the Compensation Committee for grants of restricted stock, and (b) the addition of a "Restricted Stock Performance Formula". See the description below, as well as Article 8 of the Plan, as amended. In addition, the sections describing stock appreciation rights, performance shares and performance units have been deleted, and the maximum individual award opportunities for grants of options and restricted stock for a single fiscal year have been increased from 100,000 to 400,000 shares and 50,000 to 200,000 shares, respectively.

  Stockholder approval of such Amendments is required for executive compensation to any "Covered Employee" under the Plan, as amended, in excess of $1 million per year to be deductible for corporate income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986. The affirmative vote of a majority of the voting power of the outstanding shares of Company stock present in person or by proxy and entitled to vote at the Annual Meeting on this proposal is required for approval of the Amendments and the Plan, as amended, to comply with Section 162(m) of the Internal Revenue Code. The Board of Directors recommends that stockholders vote "FOR" this proposal.

SUMMARY DESCRIPTION OF THE PLAN, AS AMENDED

  The following summary of the terms of the Plan, as modified by the Amendments, is qualified in its entirety by reference to the text of the Plan, as amended and restated, which is attached as Appendix A to this Proxy Statement. The Amendments, which are shown in italics, are effective as of April 1, 1997.

  Administration. The Plan, as amended, will continue to be administered by the Compensation Committee of the Board of Directors.

  Eligibility. Officers and key employees of the Company and its subsidiaries are eligible to participate in the Plan. Non-employee Directors of the Company are not eligible. Approximately twelve employees of the Company and its subsidiaries participate in the Plan; however, because the Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who actually participate and the respective benefits to be accorded to them can vary from time to time. The Amendments do not change these terms of the Plan.

  Stock Available for Issuance Through the Plan. The Plan provides for a number of forms of stock-based compensation, as described below. Up to 4,000,000 shares of Common Stock are authorized for issuance through the Plan. Provisions in the Plan permit the reuse or reissuance by the Plan of shares of Common Stock underlying canceled, expired or forfeited awards of stock-based compensation, as well as shares tendered in payment of a stock option exercise price or withheld by the Company to pay taxes on an award, subject to the restrictions imposed under the SEC's short-swing trading rules. The Amendments do not change the Plan in this respect.

  Description of Awards Under the Plan. The Compensation Committee may award to eligible employees incentive and non-qualified stock options and may award restricted stock, subject to the satisfaction of specific performance goals. The forms of awards are described below.

  Stock Options. The Compensation Committee has discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or non-qualified stock options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the Plan must be exercised within the period specified by the Compensation Committee at the time of grant, but not later than ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. Subject to the specific terms of the Plan, the Compensation Committee has the discretion to set such additional limitations on option grants as it deems appropriate.

  Each option award agreement sets forth the extent to which the participant has the right to exercise the option following termination of the participant's employment with the Company. Termination provisions, which are determined within the discretion of the Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

  Upon the exercise of an option granted under the Plan, the option price is payable in full to the Company (i) in cash or its equivalent, (ii) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (iii) if permitted in the award agreement, a combination of (i) and (ii).

  The Amendments do not change the foregoing terms of the Plan, except that the maximum number of shares underlying option grants to any single participant in the Plan for a fiscal year has been increased from 100,000 to 400,000 shares.

  Restricted Stock. The Compensation Committee is also authorized to award restricted shares of Common Stock under the Plan upon such terms and conditions as it shall establish. Participants are required to pay a purchase price for each share of restricted stock granted equal to $1.00 per share. Award agreements specify the period(s) of restriction, the number of restricted shares of Common Stock granted, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients have the right to vote these shares from the date of grant, they do not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. Participants receive dividends on their shares of restricted stock and the Compensation Committee, in its discretion, determines how dividends on restricted shares are to be paid.

  Each award agreement for restricted stock sets forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant's employment with the Company. These provisions, which are determined in the sole discretion of the Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the Plan and may reflect distinctions based on reasons for termination of employment.

  The Amendments do not change the foregoing terms of the Plan, except that
(i) the maximum number of shares of restricted stock that may be awarded to any single participant in the Plan for a fiscal year has been increased from 50,000 to 200,000 shares and (ii) restricted stock awards under the "Restricted Stock Performance Formula" described below to a single participant for a fiscal year are only limited to an Initial Grant (as defined below) of 200,000 shares.

  Performance Measures. Under the Plan, the Compensation Committee may establish restricted stock performance goals based on the attainment over a specified period of time (the "Performance Period") of individual performance, specified targets or other parameters relating to one or more of the following business criteria: Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets and Return on Equity. Following the end of a Performance Period, the Compensation Committee determines the value of the performance-based awards granted for the period based on the attainment of the pre-established objective performance goals. The Compensation Committee also has the discretion to reduce (but not to increase) the value of a performance-based award. The Compensation Committee will certify, in writing, that the award is based on the degree of attainment of the pre-established objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, are made in the form of shares of restricted stock.

  Under the Plan, as amended, the market price of Common Stock has been added as a performance criterion. In addition, the Plan, as amended, allows awards of restricted stock to be granted based on the following "Restricted Stock Performance Formula":

 (i) The Compensation Committee may make an initial grant of shares of restricted stock (the "Initial Grant"). At the end of a specified Performance Period (pre-established by the Compensation Committee), the number of shares in the Initial Grant shall be increased or decreased based on the increase or decrease in the market value of Common Stock over the Performance Period.

(ii) The increase or decrease in the number of shares in the Initial Grant shall be determined by calculating the difference between the market value per share of Common Stock at the end of the Performance Period and the market value per share on the grant date. This difference is multiplied by the number of shares of restricted stock in the Initial Grant and the resulting product is divided by the market value at the end of the Performance Period. The number so determined is added to (in the case of an increase in market value) or subtracted from (in the case of a decrease in market value) the number of shares of restricted stock in the Initial Grant. Once the number of shares of restricted stock has been adjusted in the manner described above, restrictions will continue to be imposed for a period of time.

  Adjustment and Amendments. The Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards in the event of changes in the number of outstanding Common Stock by reason of a merger, stock split, or certain other events. In case of a pending change of control of the Company, outstanding options granted under the Plan will become immediately exercisable and will remain exercisable throughout their entire term and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse. The Plan may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder's consent. Stockholder approval of an amendment will be sought if necessary or desirable under Internal Revenue Service or SEC regulations, the rules of the New York Stock Exchange or any applicable law. The Amendments do not change the foregoing terms of the Plan.

  Non-transferability. No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the Plan is assignable or transferable by a plan participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative. These limitations may be waived by the Compensation Committee in the award agreement, subject to restrictions imposed under the SEC's short-swing trading rules and federal tax requirements relating to ISOs. The Amendments do not change the Plan in this respect.

  Duration of the Plan. The Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the Plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the Plan on or after April 1, 2006. The Amendments do not change the duration of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

  Options. With respect to options that qualify as ISOs, a Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (i) ordinary income, to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise, or (b) the amount realized on disposition, exceeds the option price; and (ii) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

  With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

  Restricted Stock. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares (less any amount the participant paid for such shares) and any cash received at the time of vesting, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Alternatively, the participant may elect within 30 days of the grant of restricted stock to recognize ordinary income equal to the then fair market value of the shares (less any amount the participant paid for such shares). Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Company. In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)". To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.

  Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation paid by the Company in excess of $1 million for any taxable year to a "Covered Employee" generally is deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by stockholders of the Company and administered by a committee of "outside directors", and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Company on the last day of the taxable year.

  The Company has taken Section 162(m) into consideration in structuring awards under the Plan. This is not expected to change with respect to the Plan, as amended.

PLAN BENEFITS

  The actual benefits that will be received under the Plan, as amended, by particular individuals or groups are not determinable at this time. The benefits that were received for fiscal year 1997 by the Named Executive Officers pursuant to the Plan, prior to amendment, are summarized in tables on pages 16-19.

                                 RETENTION OF
                         INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDING MARCH 31, 1998
                                   (ITEM 3)

  Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young LLP ("Ernst & Young") to serve as independent auditors to audit the accounts of the Company for the fiscal year ending March 31, 1998. Although not required to do so, the Board of Directors considers it advisable that such retention be submitted to the stockholders for their approval. Ernst & Young served as independent auditors of the Company and its subsidiaries during fiscal year 1997. Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  The affirmative vote of majority of the voting power of the outstanding shares of Company stock present in person or by proxy at the Annual Meeting is required to approve this proposal. The Board of Directors recommends that stockholders vote "FOR" the retention of Ernst & Young as the Company's independent auditors.

                             CERTAIN TRANSACTIONS

MCDERMOTT INTERNATIONAL AND AFFILIATES

  McDermott International owns approximately 60.3% of the outstanding shares of Common Stock and all of the 3,200,000 outstanding shares of Series A Preferred Stock of the Company, which represents approximately 63% of the voting stock of the Company. As a result, McDermott International (either directly or through members of the McDermott Group) has provided and, subject to the continuing approval of the Independent Committee, will continue to provide various services to the Company and its subsidiaries in an effort to reduce duplicative costs, overhead and resources.

  Services Agreement. In connection with the Merger, McDermott International and the Company entered into a Transition Services Agreement (the "Transition Services Agreement") and a Services Agreement (the "Services Agreement") under which McDermott International agreed to provide certain services to the Company and the Company agreed to purchase such services. The Transition Services Agreement was terminated effective as of the end of fiscal year 1996 and certain services included therein such as payroll and payables processing, employee benefit, salary administration, and business planning services were added to the Services Agreement. Under the terms of the Services Agreement, McDermott International provides certain services to the Company, based primarily upon a predetermined annual fee for each such service, until such time as McDermott International no longer owns a majority of the Company's outstanding Common Stock. Such services include accounting and financial reporting, treasury and financing, tax administration and research, human resources, risk management, public and investor relations, executive officer, legal and corporate secretary, purchasing and procurement and project management services. For fiscal year 1997, the Company paid to McDermott International $11.9 million under the Services Agreement. The Company also paid to McDermott International approximately $2.09 million for corporate officer severance costs during fiscal year 1997.

  The Independent Committee of the Board reviews the services provided by McDermott International and other members of the McDermott Group to the Company and its subsidiaries on an annual basis. After consultation with McDermott International and giving due consideration to the legal obligations of McDermott International, the Company may seek the provision of any of the above described services from third parties if the Board of Directors of the Company, after receiving the recommendation of the Independent Committee of the Board, determines that obtaining such services from third parties is in the best interests of the Company.

  Other Arrangements and Transactions. During fiscal year 1997, the Company and its subsidiaries also purchased from McDermott International and other members of the McDermott Group approximately $15.9 million of other services, on an as requested basis, the costs of which were based on charges to unrelated parties for similar work. Such services include engineering, technology development and research, aviation, reproduction, telecommunication, marketing, lobbying, shared office space and certain other services. During the same time period, the Company and its subsidiaries provided services to McDermott International and other members of the McDermott Group for requested services on the same basis, for which the Company recognized revenue in the amount of approximately $16.6 million. Such revenue included billings for engineering services to McDermott International and certain of its subsidiaries by an engineering joint venture formed by the Company and McDermott International effective April 1, 1996. The engineering joint venture, which is controlled by the Company, is a preferred (but not exclusive) provider of services to the certain subsidiaries of McDermott International for onshore-related work and to the Company for offshore-related work. Arrangements for the pricing of these services are reviewed from time to time by the parties.

  While the Company's employee liability, comprehensive general liability, property, marine and other insurance programs are placed through commercial insurance carriers, substantially all of such employee liability exposure is reinsured, and significant deductibles under the Company's other insurance programs are insured, by wholly-owned insurance subsidiaries of McDermott International. The premiums charged by such insurance subsidiaries of McDermott International for such insurance are primarily based on claims experience and forecasted future activities of the Company and its subsidiaries. Management believes that this approach is more cost-effective than other alternatives as there is generally no commercial market for insurance on the same economic terms for these types of exposures.

  Effective April 1, 1996, McDermott International sold certain diving support equipment and systems to the Company for approximately $3.57 million. During fiscal year 1997, the Company also purchased from McDermott International nine cranes for use in the Company's fabrication and construction activities for approximately $8.3 million.

  As a part of the consideration received in connection with the Merger and the related contribution of its Marine Construction Services Business to the Company, McDermott International received $231 million of 9% Senior Subordinated Notes due 2001 (the "9% Notes") from the Company. On July 25, 1996, the principal amount of the 9% Notes, together with accrued interest of approximately $7.6 million from March 15, 1996, were paid in full by the Company from the proceeds of a $250 million senior subordinated note offering completed by the Company on the same date.

  All of these transactions were negotiated at arms length by the parties, and to the extent required, approved by the Independent Committee of the Board.

  Series A Preferred Stock. During fiscal year 1997, McDermott International as the sole holder of all of the outstanding Series A Preferred Stock of the Company received quarterly dividend payments totalling $7.2 million from the Company.

THOMAS P. TATHAM AND AFFILIATES

  Tatham Production Payment. On September 25, 1995, certain subsidiaries of the Company sold their aggregate 12.5% working interest and net revenue interest in an offshore oil and gas property to Tatham Offshore, Inc., a company of which Thomas P. Tatham (one of the Company's directors) is Chairman of the Board and Chief Executive Officer, in exchange for a $8 million convertible production payment relating to such property. Pursuant to the terms of the agreements entered into in connection with such sale, these subsidiaries received a right to a production payment that allows them to share in up to $8 million of the net proceeds of any production from the property based upon a percentage of their original 12.5% working interest without incurring any additional development and production costs, including their pro rata portion of approximately $10.4 million in such costs that was called for by the operator of the property at that time. During fiscal year 1997, the Company earned approximately $1.09 million as a result of this production payment. Any unpaid portion of the production payment is also convertible into Tatham Offshore, Inc. common stock at $8.00 per share (with registration rights), and under certain circumstances, exchangeable for cash payments from DeepTech

International, Inc., another company of which Mr. Tatham is Chairman of the Board and Chief Executive Officer, equaling 50% of any unpaid portion of the $8 million production payment, if the Company provides project financing to DeepTech International, Inc. or an affiliate thereof in the future.

  Design, Fabrication and Installation Contracts with Affiliates of Mr. Tatham. A subsidiary of the Company has entered into agreements to design, fabricate or install several offshore pipelines or structures for affiliates of Mr. Tatham (primarily Leviathan Gas Pipeline Partners, L.P. and its affiliates). During fiscal year 1997, Leviathan Gas Pipeline Partners, L.P. and its affiliates and Tatham Offshore, Inc. paid to such subsidiary of the Company approximately $19.1 million and $1.1 million, respectively, for work completed under such agreements, and Leviathan Gas Pipeline Partners, L.P. and its affiliates have been invoiced for an additional $432,000. The Company expects that the amounts invoiced will be paid in the ordinary course of business.

  The transactions described above were entered into in the Company's ordinary course of business, were negotiated on an arm's-length basis and, in certain cases, were approved by the Company's Board of Directors. The Company believes the terms thereof to be no more or less favorable to either of the parties than those customary and standard in the industry. Mr. Tatham's term as a Director of the Company expires at this year's Annual Meeting, at which he will not stand for reelection.

  Tatham Interests. The Company, through one of its subsidiaries, owns 140,000 shares of Tatham Offshore, Inc. common stock and 40,000 units of Leviathan Gas Pipeline Partners, L.P.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own 10% or more of the Company's voting stock to file reports of ownership and changes in ownership of the Company's equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that its directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during fiscal year 1997.

                   STOCKHOLDERS' PROPOSALS AND OTHER MATTERS

  No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote arise, including a question of adjourning the meeting, the persons named as proxies in the enclosed Proxy will vote thereon according to their judgment in the best interests of the Company.

  Proposals by stockholders intended to be presented at the 1998 Annual Meeting must be received by the Corporate Secretary of the Company no later than March 26, 1998, in order to be qualified for inclusion in the Company's Proxy Statement and form of proxy for such meeting. Concurrently therewith, proponents shall provide the Company in writing with his or her name, address, the number of shares of Common Stock held of record or beneficially, the date or dates upon which such Common Stock was acquired and documentary support for a claim of beneficial ownership.

                                          By Order of the Board of Directors,

                                          /s/ S.W. Murphy
                                          S. Wayne Murphy
                                          Secretary

Dated: July 28, 1997

                                                                     APPENDIX A

J. RAY MCDERMOTT, S.A. RESTATED 1994
EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

               ARTICLE 1--ESTABLISHMENT, OBJECTIVES AND DURATION

1.1 ESTABLISHMENT OF THE PLAN

  J. Ray McDermott, S.A., a Panamanian corporation (hereinafter referred to as the "Company") hereby adopts the amended J. Ray McDermott, S.A. Restated 1994 Executive Long-Term Incentive Compensation Plan (hereinafter referred to as the "Plan.") The Plan constitutes an amendment and continuation of the J. Ray McDermott 1994 Restated Executive Long-Term Incentive Compensation Plan (hereinafter referred to as the "Prior Plan.") The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options and Restricted Stock.

  The Original Program (as defined in Section 2.23) was effective April 1, 1995. With the approval of the Company's stockholders, the Prior Plan was adopted effective April 1, 1996. The Plan (as amended) shall become effective as of April 1, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

1.2 OBJECTIVES OF THE PLAN

  The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

1.3 DURATION OF THE PLAN

  The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 1, 2005.

                            ARTICLE 2--DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options and Restricted Stock.

  2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  2.5 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

  A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

  (a) Any person as described in Section 3(a)(9) of the Securities Exchange Act of 1934, (other than a person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of voting securities of the Company), is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities

  (b) During any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or

  (c) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50.1 percent of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

  However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purpose of the preceding sentence if the Participant is an equity participant, has been identified as a potential equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the shares of voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

  2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

  2.7 "COMMITTEE" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.8 "COMPANY" means J. Ray McDermott, S.A., a Panamanian corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 16 herein.


  2.9 "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

  2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

  2.11 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

  2.12 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.13 "EMPLOYEE" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

  2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.15 "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined in accordance with procedures established by the Committee.

  2.16 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.--

  2.17 "INSIDER" shall mean an individual who is subject to Section 16 of the Exchange Act.

  2.18 "NON-EMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

  2.19 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.20 "OFFICER" means an Employee of the Company included in the definition of officer under Section 16 of the Exchange Act and the rules promulgated thereunder or other Employees designated as Officers by the Board of Directors.

  2.21 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.22 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.23 "ORIGINAL PROGRAM" means the J. Ray McDermott Executive Long-Term Incentive Compensation Program, effective April 1, 1995.

  2.24 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Non-employee Directors.

  2.25 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.26 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives or upon the occurrence of other events as determined by the Committee, at its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.
  2.27 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.28 "QUALIFIED DOMESTIC RELATIONS ORDER" shall mean a valid and effective domestic relations order, as determined by the Committee.

  2.29 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Article 7 herein.

  2.30 "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified defined benefit retirement plan.

  2.31 "SHARES" means the shares of Common Stock of the Company.

  2.32 "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.

  2.33 "RESTRICTED STOCK PERFORMANCE FORMULA" shall have the meaning ascribed to such term in Article 8.3 hereof.

                           ARTICLE 3--ADMINISTRATION

3.1 THE COMMITTEE

  The Plan shall be administered by the Committee, which Committee shall satisfy the "disinterested administration" provisions of Rule 16b-3 under the Exchange Act, or any successor provisions. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board of Directors.

3.2 AUTHORITY OF THE COMMITTEE

  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Officers who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Officers; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Officers; and (subject to the provisions of Article 13 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Officers. As permitted by law, the Committee may delegate its authority as identified herein.

3.3 DECISIONS BINDING

  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Officers, Participants, and their estates and beneficiaries.

           ARTICLE 4--SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS

  Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be four million (4,000,000) (which number shall include the number of Shares underlying Awards granted under the Original Program and the Prior Plan). Shares subject to any Award that is canceled, terminates, expires, or lapses for any reason shall become available for grant under the Plan to the extent permitted by the rules promulgated under Section 16 of the Exchange Act.

  The maximum number of such Shares which may be granted in the form of Restricted Stock pursuant to Article 7 herein shall be an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan.

  The following rules shall apply to grants of Awards under the Plan:

    (A) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted pursuant to any Stock Option Award in any one fiscal year to any single Participant shall be four hundred thousand (400,000).

    (B) RESTRICTED STOCK: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any single Participant shall be two hundred thousand (200,000); provided, however, that Shares of Restricted Stock granted under the Restricted Stock Performance Formula shall be limited to an Initial Grant of fifty thousand (200,000) Shares, but shall be adjusted upwards or downwards in accordance with that formula.

    (C) INCENTIVE STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be two million five hundred thousand (2,500,000) Shares.

4.2 LAPSED AWARDS

  If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES

  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

                   ARTICLE 5--ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY

  Persons eligible to participate in this Plan include Officers of the Company. Pursuant to Section 3.2, the Committee shall have full power to select Officers who shall participate in the Plan.

5.2 ACTUAL PARTICIPATION

  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                           ARTICLE 6--STOCK OPTIONS

6.1 GRANT OF OPTIONS

  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 AWARD AGREEMENT

  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 OPTION PRICE

  The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 DURATION OF OPTIONS

  Each Option granted to a Participant, shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 EXERCISE OF OPTIONS

  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 PAYMENT

  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 RESTRICTIONS ON SHARE TRANSFERABILITY

  The Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal tax or securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 TERMINATION OF EMPLOYMENT

  Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

6.9 NON-TRANSFERABILITY OF OPTIONS

  (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

  (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this
Article 6 shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 7--RESTRICTED STOCK

7.1 GRANT OF RESTRICTED STOCK

  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 RESTRICTED STOCK AGREEMENT

  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 RESTRICTED STOCK PRICE

  The price for each Share of Restricted Stock shall be equal to $1.00 per share. Payment of the purchase price shall be required within thirty (30) days of the date of grant and shall be non-refundable.

7.4 TRANSFERABILITY

  Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.5 OTHER RESTRICTIONS

  Subject to Article 8 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.6 VOTING RIGHTS

  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect of those Shares.

7.7 DIVIDENDS AND OTHER DISTRIBUTIONS

  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Compensation Committee establishes.

  The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

  In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

7.8 TERMINATION OF EMPLOYMENT

  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

                        ARTICLE 8--PERFORMANCE MEASURES

8.1 PERFORMANCE MEASURES

  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 8, the attainment of which may determine the degree of payout with respect to Awards of Restricted Stock to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

  (a)Cash Flow;
  (b)Cash Flow Return on Capital;
  (c)Cash Flow Return on Assets;
  (d)Cash Flow Return on Equity;
  (e)Net Income;
  (f)Return on Capital;
  (g)Return on Assets;
  (h)Return on Equity; and
  (i)Share Price.

  Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a corporation, group, or division basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as defined by the corporation's auditors.

8.2 ADJUSTMENTS

  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance objectives; provided, however, that Awards which are designed to qualify for the

Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

8.3 RESTRICTED STOCK PERFORMANCE FORMULA

  Awards of Restricted Stock may be granted pursuant to the formula described in this Section (hereinafter referred to as the "Restricted Stock Performance Formula"). The Committee shall make an initial grant of Shares of Restricted Stock (the "Initial Grant"). At the end of a specified, pre-established performance period (determined by the Committee), the number of Shares in the Initial Grant shall be increased or decreased based on the increase or decrease in the value of the Shares over the applicable performance period.

  The increase or decrease described in the preceding paragraph shall be determined as follows:

    (a) At the end of each performance period, the Market Value (as defined in paragraph (c) below) of a Share shall be compared to the Market Value per Share on the date the Initial Grant was awarded.

    (b) The Committee shall calculate the difference in the Market Value of a Share on the last day of the applicable performance period and the Market Value of a Share on the date of Initial Grant. That difference shall be multiplied by the number of Shares in the Initial Grant available to be earned at the end of the applicable performance period, and the resulting product shall be divided by the Market Value of a Share on the last day of the performance period. The number of Shares so determined shall be added to (in the case of an increase in Market Value) or subtracted from (in the case of a decrease in Market Value) the number of Shares in the Initial Grant available to be earned at the end of the applicable performance period.

    (c) For purposes of this Section 8.3, the "Market Value" of a Share on the Initial Grant date shall mean the average of the highest and lowest quoted selling price of a Share on the New York Stock Exchange on the date of Initial Grant, and the "Market Value" of a Share on the last day of the applicable performance period shall mean the average of the highest and lowest quoted selling price of a Share on the New York Stock Exchange over the last thirty (30) trading days of the applicable performance period.

8.4 CODE SECTION 162(M) COMPLIANCE

  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

                      ARTICLE 9--BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                             ARTICLE 10--DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                        ARTICLE 11--RIGHTS OF EMPLOYEES

11.1 EMPLOYMENT

  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.2 PARTICIPATION

  No Employee or Officer shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                         ARTICLE 12--CHANGE IN CONTROL

12.1 TREATMENT OF OUTSTANDING AWARDS

  Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

    (a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

    (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Article 8 herein shall be determined in the manner set forth in Section 12.1(c) herein.

    (c) The vesting of all Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Article 8 herein shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro-rata amount based upon an assumed achievement of relevant performance objectives at target levels, and upon the length of time within the Performance Period which has elapsed prior to the Change in Control; provided, however, that in the event the Committee determines that actual performance to the date of the Change in Control exceeds targeted levels, the prorated payouts shall be made at levels commensurate with such actual performance (determined by extrapolating such actual performance to the end of the Performance Period), based upon the length of time within the Performance Period which has elapsed prior to the Change in Control; and provided further, that there shall not be an accelerated payout with respect to Awards which qualify as "derivative securities" under Section 16 of the Exchange Act which were granted less than six (6) months prior to the effective date of the Change in Control.

12.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS

  Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely and Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

              ARTICLE 13--AMENDMENT, MODIFICATION AND TERMINATION

13.1 AMENDMENT, MODIFICATION AND TERMINATION

  Subject to Section 13.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for this purpose any approval requirement which is a pre-requisite for exemptive relief under Section 16(b) of the Exchange Act, with which the Committee has determined it is necessary or desirable to have the Company comply.

  The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

13.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NON-RECURRING EVENTS

  Subject to the restriction set forth in Article 8 herein on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

13.3 AWARDS PREVIOUSLY GRANTED

  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

13.4 COMPLIANCE WITH CODE SECTION 162(M)

  At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 13, make any adjustments it deems appropriate.

                            ARTICLE 14--WITHHOLDING

14.1 TAX WITHHOLDING

  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

14.2 SHARE WITHHOLDING

  With respect to withholding required upon the exercise of Options or upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                          ARTICLE 15--INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                            ARTICLE 16--SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

                        ARTICLE 17--LEGAL CONSTRUCTION

17.1 GENDER AND NUMBER

  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 SEVERABILITY

  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 REQUIREMENTS OF LAW

  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4 SECURITIES LAW COMPLIANCE

  With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.5 GOVERNING LAW

  To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Louisiana.

                            J. RAY MCDERMOTT, S.A.

            THE THRIFT PLAN FOR EMPLOYEES OF MCDERMOTT INCORPORATED
             AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

                                 July 28, 1997

To those individuals ("Plan Participants") who have an interest in J. Ray McDermott, S.A. Common Stock, par value $.01 per share (the "Common Stock"), under The Thrift Plan for Employees of McDermott Incorporated and
Participating Subsidiary and Affiliated Companies (the "Thrift Plan"):

  We would like to give Plan Participants having an interest in shares of Common Stock through the Thrift Plan the right to instruct the Trustee as to how to vote the shares of Common Stock representing their interest in the Thrift Plan.

  In order that you may have the same information as a stockholder outside the Thrift Plan, we have enclosed a copy of the Notice of J. Ray McDermott, S.A.'s Annual Meeting of Stockholders and the related Proxy Statement. This information is being mailed to stockholders of record as of July 21, 1997. This material is for your information only and need not be returned.

  Also enclosed is a voting instruction form with which you may instruct the Trustee how to vote your interest in shares of Common Stock in the Plan. Please return this voting instruction form in the envelope provided as soon as possible.

  If the Trustee does not receive your instructions by August 28, 1997, the Trustee will vote your interest, in its discretion, in a manner consistent with its fiduciary responsibility.

  This letter and the enclosed material relate only to your interest in shares of Common Stock under the Thrift Plan. It has no reference to other shares of Common Stock which you may own. If you own other shares of Common Stock, you will receive proxy materials in a separate mailing, which should be returned in the envelope provided for that purpose.

                                          Very truly yours,

                                          /s/ Roger E. Tetrault
                                          R.E. Tetrault
                                          Chairman of the Board and
                                           Chief Executive Officer

                            J. RAY McDERMOTT, S.A.

                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of J.Ray McDermott, S.A., a Panama corporation (the "Company"), hereby appoints S. Wayne Murphy and Daniel R. Gaubert, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them to vote all the shares of Common Stock, $.01 par value per share, of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company for the fiscal year ended March 31, 1997 to be held in Cabildo A and B of the Hyatt Regency New Orleans, Poydras at Loyola, New Orleans, Louisiana, on Friday, August 29, 1997, at 9:30 a.m. local time and at any adjournment(s) of such meeting with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Annual Report for the fiscal year ended March 31, 1997 and the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company for the above-mentioned Annual Meeting of Stockholders.

Every properly signed Proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN THE MANNER FAVORED BY THE DIRECTORS AS INDICATED ON THE REVERSE SIDE.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------

                                                               Please mark   [X]
                                                               your votes as
                                                               indicated on
                                                               this example


1. The election of Robert L. Howard and
   Cedric E. Ritchie as Class III Directors.

         FOR         WITHHOLD AUTHORITY
    both nominees    from both nominees
         [ ]                [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------

                                                    FOR      AGAINST    ABSTAIN
2. The approval of Amendments to the Company's      [ ]        [ ]        [ ]
   Restated 1994 Executive Long-Term Incentive
   Compensation Plan (the Directors favor
   a vote "FOR");

3. The retention of Ernst & Young LLP as the        [ ]        [ ]        [ ]
   Company's independent auditors for the fiscal year ending March 31, 1996 (the Directors favor a vote "FOR");

4. Upon such other matters as may properly          [ ]        [ ]        [ ]
   come before the meeting.


                                    --------------------------------------------
                                                    ANNUAL REPORT
                                    --------------------------------------------
                                      Mark here to discontinue annual      [ ]
                                      report mailing for the account
                                      (for multiple-account holders only).
                                    --------------------------------------------



                                    --------------------------------------------
                                    Signature(s)

                                    --------------------------------------------
                                    Date

                                    (Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate when signing).